Press Release

October 26, 2017	FOR IMMEDIATE RELEASE
CTS Announces Third Quarter 2017 Results
Robust sales and earnings growth
Lisle, Ill. - CTS Corporation (NYSE: CTS) today announced third quarter 2017 results.

•
Sales were $106.2 million, up 6.6% year-over-year. Sales to automotive customers increased 5.8%, and sales of electronic components increased 7.9%. The Noliac acquisition, completed in May 2017, added $2.6 million of sales in the third quarter of 2017.

•	Net earnings were $9.6 million or $0.29 per diluted share compared to $3.7 million or $0.11 per diluted share in the third quarter of 2016.

•	Adjusted EPS was $0.31 per diluted share, up 11% from $0.28 in the third quarter of 2016.

•	Total Booked Business was $1.698 billion at the end of the third quarter of 2017, an increase of $156 million from the second quarter of 2017.
“We made significant progress in the third quarter,” said Kieran O’Sullivan, CEO of CTS Corporation. “We delivered strong sales growth, increased our total booked business substantially, and continued to improve gross margins.”
2017 Guidance
Management narrowed its guidance range for full year 2017. Sales are expected to be in the range of $415 to $420 million. Adjusted earnings per diluted share are expected to be in the range of $1.13 to $1.18.
Conference Call
As previously announced, the Company has scheduled a conference call at 11:00 a.m. (EDT) today to discuss the third quarter financial results. The dial-in number is 866-564-7440 (719-955-9038, if calling from outside the U.S.). The passcode is 984237. There will be a replay of the conference call from 2:00 p.m. (EDT) today through 2:00 p.m. (EDT) on Thursday, November 9, 2017. The telephone number for the replay is 888-203-1112 (719-457-0820, if calling from outside the U.S.). The replay passcode is 6723795. A live audio webcast of the conference call will be available and can be accessed directly from the Investors section of the website of CTS Corporation at www.ctscorp.com.

www.ctscorp.com

About CTS
CTS (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect and Move. CTS manufactures sensors, actuators and electronic components in North America, Europe and Asia, and supplies these products to OEMs in the aerospace, communications, defense, industrial, information technology, medical and transportation markets.
For more information visit www.ctscorp.com.
Safe Harbor
This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Many of these, and other, risks and uncertainties are discussed in further detail in Item 1A. of CTS’ Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.
Contact
Ashish Agrawal
Vice President and Chief Financial Officer

CTS Corporation
2375 Cabot Drive
Lisle, IL 60532
USA

Telephone: +1 (630) 577-8800
E-mail: ashish.agrawal@ctscorp.com

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CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
(In thousands of dollars, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Net sales	$106,243	$99,697	$312,083	$295,095
Cost of goods sold	68,705	63,056	204,527	190,528
Gross Margin	37,538	36,641	107,556	104,567
Selling, general and administrative expenses	15,915	16,048	46,970	46,459
Research and development expenses	6,380	6,284	18,432	18,414
Restructuring charges	1,435	1,969	2,942	2,175
Loss (gain) on sale of assets	697	(150)	698	(11,501)
Operating earnings	13,111	12,490	38,514	49,020
Other income (expense):
Interest expense	(773)	(917)	(2,209)	(2,746)
Interest income	363	203	914	1,082
Other income (expense)	1,258	(46)	2,889	(1,482)
Total other income (expense)	848	(760)	1,594	(3,146)
Earnings before income taxes	13,959	11,730	40,108	45,874
Income tax expense	4,340	8,010	12,039	19,804
Net earnings	$9,619	$3,720	$28,069	$26,070
Earnings per share:
Basic	$0.29	$0.11	$0.85	$0.80
Diluted	$0.29	$0.11	$0.84	$0.79

Basic weighted – average common shares outstanding:	32,935	32,759	32,876	32,716
Effect of dilutive securities	456	495	475	494
Diluted weighted – average common shares outstanding	33,391	33,254	33,351	33,210

Cash dividends declared per share	$0.04	$0.04	$0.12	$0.12
See notes to unaudited condensed consolidated financial statements.

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CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of dollars)

	(Unaudited)
	September 30,	December 31,
	2017	2016
ASSETS
Current Assets
Cash and cash equivalents	$116,152	$113,805
Accounts receivable, net	64,861	62,612
Inventories, net	35,308	28,652
Other current assets	13,453	10,638
Total current assets	229,774	215,707
Property, plant and equipment, net	84,291	82,111
Other Assets
Prepaid pension asset	52,100	46,183
Goodwill	68,933	61,744
Other intangible assets, net	68,652	64,370
Deferred income taxes	37,850	45,839
Other	1,683	1,743
Total other assets	229,218	219,879
Total Assets	$543,283	$517,697
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term notes payable	$—	$1,006
Accounts payable	45,479	40,046
Accrued payroll and benefits	11,372	11,369
Accrued liabilities	43,991	45,708
Total current liabilities	100,842	98,129
Long-term debt	82,300	89,100
Post-retirement obligations	6,823	7,006
Other long-term obligations	6,709	5,580
Total Liabilities	196,674	199,815
Commitments and Contingencies
Shareholders’ Equity
Common stock	304,726	302,832
Additional contributed capital	39,525	40,521
Retained earnings	435,099	410,979
Accumulated other comprehensive loss	(89,485)	(93,194)
Total shareholders’ equity before treasury stock	689,865	661,138
Treasury stock	(343,256)	(343,256)
Total shareholders’ equity	346,609	317,882
Total Liabilities and Shareholders’ Equity	$543,283	$517,697
See notes to unaudited condensed consolidated financial statements.

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CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION

Earnings Per Share

The following table reconciles GAAP diluted earnings per share to adjusted diluted earnings per share for the Company:

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
GAAP diluted earnings per share	$0.29	$0.11	$0.84	$0.79

Tax affected charges to reported diluted earnings per share:
Restructuring charges	0.03	0.04	0.05	0.04
Increase in valuation allowance and revaluation of deferred taxes as a result of restructuring activities	—	0.07	—	0.07
Increase (decrease) in the recognition of foreign valuation allowance	—	0.04	(0.01)	0.04
Loss (gain) on sale of facilities, net of expenses	0.01	—	0.01	(0.22)
Transaction costs	—	—	0.01	0.01
Lease termination charge	—	0.02	—	0.02
Foreign currency (gain) loss	(0.02)	—	(0.06)	0.04
Adjusted diluted earnings per share	$0.31	$0.28	$0.84	$0.79

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Depreciation and amortization expense	$5,388	$5,085	$15,061	$14,010
Stock-based compensation expense	$827	$792	$2,514	$1,759

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